UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

August 1, 2007 (July 31, 2007)

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 31, 2007, Dow Jones & Company, Inc., a Delaware corporation (“Dow Jones”), News Corporation, a Delaware corporation (the “Company”), Ruby Newco LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Newco”), and Diamond Merger Sub Corporation, a Delaware corporation and wholly owned subsidiary of Newco (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into Dow Jones and Dow Jones will become a wholly-owned subsidiary of Newco (the “Merger”).

 Merger Agreement

At the effective time of the Merger, each share of Dow Jones common stock will be converted into the right to receive, at the election of the holder, either (x) $60.00 in cash or (y) a number of Class B units of Newco equal to $60.00 divided by the volume weighted average closing price of shares of the Company’s Class A Common Stock over the five trading days immediately preceding (but not including) the closing date (the “Equity Consideration”). However, not more than 10% of the outstanding shares of Dow Jones common stock may be converted into Newco Class B units and not more than 250 holders of record may receive Newco Class B units. If more than 250 holders of record of Dow Jones common stock and Class B common stock elect to receive Newco Class B units, only the elections of the 250 holders making a unit election with respect to the greatest number of Dow Jones shares will be honored. Moreover, if the stock elections by those 250 holders are made with respect to more than 10% in the aggregate of the outstanding shares of Dow Jones common stock and Class B common stock, the number of shares of each holder converted into the Equity Consideration will be prorated.

The boards of directors of Dow Jones and the Company have approved the Merger and the Merger Agreement. The Merger Agreement is subject to customary closing conditions and contains customary representations, warranties and covenants made by Dow Jones and the Company. The transaction is conditioned upon:

•

clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and approval by the competition authorities in Germany, Ireland and Austria (the Merger Agreement requires the Company to take all actions necessary to obtain the required regulatory approvals before August 1, 2008 (the “Termination Date”), giving effect to any extensions of such Termination Date pursuant to the terms of the Merger Agreement;

•	absence of orders of any U.S., U.K. or Australian governmental authority prohibiting the closing of the Merger;
•

adoption of the Merger Agreement by the affirmative vote of Dow Jones stockholders holding a majority of the voting power of the outstanding common stock and Class B common stock of Dow Jones, voting together;

•	the execution by the Company of the Editorial Agreement described below and the establishment by the Company of the five-member Special Committee contemplated by the Editorial Agreement; and
•	other customary closing conditions.

During the period between the date of the Merger Agreement and the closing of the Merger, Dow Jones shall operate its business in the ordinary course and consistent with past practice. Additionally, during such period, Dow Jones is restricted from taking certain actions without obtaining the prior consent of the Company.

The Merger Agreement prohibits Dow Jones from soliciting or encouraging competing proposals. However, Dow Jones may, subject to the terms and conditions set forth in the Merger Agreement, provide information to, and negotiate with, a third party that makes an unsolicited acquisition proposal that the Dow Jones board of directors determines constitutes or would reasonably be expected to result in a “Superior Acquisition Proposal” (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for both Dow Jones and the Company, including, among other things, the right of Dow Jones to terminate the Merger Agreement to enter into an agreement for an alternative business combination transaction that constitutes a Superior Acquisition Proposal if Dow Jones complies with certain notice and other requirements set forth in the Merger Agreement and the right of the Company to terminate the Merger Agreement under certain circumstances in the event that the Bancroft Investors (as defined below) terminate the Voting Agreement in connection with a “Superior Acquisition Proposal” (as defined in the Voting Agreement). Furthermore, upon termination of the Merger Agreement under specified circumstances, including by Dow Jones to accept a Superior Acquisition Proposal, Dow Jones would be required to pay to the Company a termination fee of $165,000,000 (less any expenses previously paid as described in the next sentence). In addition, if the Dow Jones stockholders vote on the Merger and fail to approve the Merger, Dow Jones must reimburse the documented expenses of the Company up to a maximum amount of $25,000,000.

Editorial Agreement

Under the terms of the Merger Agreement, at the closing of the Merger, the Company must execute an agreement relating to editorial and journalistic independence and integrity (the “Editorial Agreement”) and the Company must establish a Special Committee comprised of five distinguished community or journalistic leaders who are independent of the Company, Dow Jones, the Murdoch family and the Bancroft family. The parties have agreed that the initial members of the Special Committee will be Louis Boccardi, Thomas Bray, Jennifer Dunn, Jack Fuller and Nicholas Negroponte.

Under the Editorial Agreement, the Special Committee will have rights of approval over the following “Special Committee Matters”:

•

the appointment and removal (including constructive termination) of the managing editor and the editorial page editor of The Wall Street Journal and (unless he or she reports to the managing editor of The Wall Street Journal) the managing editor of Dow Jones Newswires (each, an “Editor” and collectively, the “Editors”); and

•	any changes to the authority of any of the Editors as outlined below.

The authority of each Editor will include:

•

the power to hire and remove subordinates within their respective publications and operations, in each case consistent with departmental budgets set by management of the Company following discussion with the relevant Editor;

•	control over spending and allocation of resources within departmental budgets set by management of the Company following discussion with the relevant Editor;
•

in the case of the managing editor of The Wall Street Journal, and, so long as he or she is an Editor, the managing editor of Dow Jones Newswires, authority over all news decisions with respect to “The Wall Street Journal Publications” and “Dow Jones Newswires Publications,” as those terms are defined in the Editorial Agreement, and use of staff of those publications by advertisers or other businesses, publications or services;

•

the managing editor of The Wall Street Journal will be consulted prior to the use of The Wall Street Journal or Dow Jones brand names by the Company or any other party to provide the managing editor the opportunity to raise any objections to and suggestions concerning the proposed use of the brand; and

•

in the case of The Wall Street Journal editorial page editor, authority to choose the editorial board members, the opinion columnists, the op-ed section editor and the editors of various other relevant sections of The Wall Street Journal Publications and the use of the staff of any of the foregoing by advertisers or other businesses, final determination over the positions taken by the editorial pages of The Wall Street Journal Publications, and authority over the selection of op-ed pieces for The Wall Street Journal Publications.

Under the Editorial Agreement, the Company will be required to maintain a set of principles aimed at ensuring the preservation of the integrity, editorial independence and freedom from bias of the Dow Jones Publications. These principles (the “News Corp Principles”) will ensure that in the Dow Jones Publications:

•	facts are accurate and fairly presented;
•	analyses represent the publications’ best independent judgments rather than the Company’s preferences, or those of the Company’s owner, sources, advertisers or information providers;
•	opinions represent only the applicable publication’s own editorial philosophies centered around the core principle of “free people and free markets”;
•	there are no hidden agendas in any journalistic undertakings; and
•	accuracy and fairness extend to coverage of any real or perceived business interests of the Company or its affiliates.

Under the Editorial Agreement, the Company will agree that the News Corp Principles will apply, and the existing Dow Jones Code of Conduct relating to appropriate professional conduct

(the “Dow Jones Code of Conduct”) will continue to apply, following the Merger, to Dow Jones and to all journalists and journalism of Dow Jones and to the Dow Jones Publications, as defined in the Editorial Agreement. The Special Committee will aid the preservation and promotion of the News Corp Principles and the Dow Jones Code of Conduct for this purpose.

Each Editor will have the right to appeal to the Special Committee disputes with the Company or Dow Jones concerning the Special Committee Matters described above and disputes relating to the News Corp Principles and the Dow Jones Code of Conduct (but only to the extent any dispute relates to Dow Jones, any of its subsidiaries, a Dow Jones Publication or to journalists or journalism of Dow Jones or its subsidiaries or a Dow Jones Publication). All decisions and determinations made by the Special Committee with respect to any such dispute will be final and binding.

Any actions or decisions of the Special Committee may be made public by the Special Committee, including, if requested by the Special Committee, on the editorial page of all editions of The Wall Street Journal, subject to the approval of the editorial page editor or, if for any reason this approval is not granted for any edition of The Wall Street Journal, in a prominent location in that edition of The Wall Street Journal.

The Special Committee will be entitled to enforce its rights and the terms of, and any decisions or determinations made under, the Editorial Agreement against the Company or Dow Jones.

Voting Agreement

In connection with the execution of the Merger Agreement, the Company has entered into a voting and support agreement (the “Voting Agreement”) with certain members of the Bancroft family and the trustees of trusts for their benefit (the “Bancroft Investors”) holding in the aggregate approximately 37% of the total voting power of the Company. Under the Voting Agreement the Bancroft Investors have agreed:

➢	to vote their shares in favor of the adoption of the Merger Agreement and against any alternative proposal; and

➢	not to transfer any of the shares of Dow Jones subject to the Voting Agreement.

Pursuant to the Merger Agreement, the Company board of directors shall take all requisite action to cause a member of the Bancroft family or another mutually agreed upon individual (the “Initial Bancroft Director”) to become a member of the class of the Company board of directors with the longest remaining term as of the closing of the Merger.

Pursuant to the Voting Agreement, for a period of ten years following the closing of the Merger, if at any time the seat on the Company board of directors held by the Initial Bancroft Director shall become vacant or the Initial Bancroft Director shall not be re-nominated, the Chairman of the Company’s board of directors shall propose another member of the Bancroft family to the Nominating and Governance Committee of the Company’s board of directors for nomination for appointment or election to the Company board of directors in accordance with the Voting Agreement, with such process continuing until the Initial Bancroft Director has been replaced on the Company board of directors by another member of the Bancroft family. Such obligations will also be applicable to the replacement of any successor to the Initial Bancroft Director in accordance with the Voting Agreement during the 10 year period. All commitments of the Company’s board of directors and the Chairman of the Company board of directors described in the preceding two sentences shall terminate upon the termination of the Voting Agreement for any reason other than occurrence of the effective time of the Merger.

Mr. K. Rupert Murdoch and the Murdoch Family Trust have entered into a separate voting agreement obligating them, for a period of ten years, to vote in favor of the election of the Initial Bancroft Director or any successor thereto in accordance with the Voting Agreement at any meeting of the Company’s stockholders at which any such individuals stands for election. All commitments of Mr. K. Rupert Murdoch and the Murdoch Family Trust described in the preceding sentence shall terminate upon the termination of the Voting Agreement for any reason other than occurrence of the effective time of the Merger.

The Voting Agreement shall terminate on the earlier of the effective time of the Merger and the date that the Merger Agreement has been terminated. The Voting Agreement shall also terminate if the Dow Jones Board of Directors withdraws its recommendation of the Merger or if holders of a majority of the voting power subject to the Voting Agreement terminate the Voting Agreement in connection with their receipt of a “Superior Acquisition Proposal” (as defined in the Voting Agreement).

The foregoing description of the Merger Agreement, the Editorial Agreement and the Voting Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreements. Copies of the Merger Agreement, the Voting Agreement and the form of Editorial Agreement are filed as Exhibits 2.1, 10.1 and 10.2, respectively, and are incorporated in this Item 1.01 by reference.

The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure letter provided by Dow Jones in connection with the signing of the Merger Agreement. The disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Dow Jones and the Company rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Dow Jones or the Company.

ITEM 8.01.	OTHER EVENTS

On July 31, 2007, Dow Jones and the Company issued a joint press release announcing the execution and delivery of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1.

Such press release does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

2.1	Agreement and Plan of Merger, by and among Dow Jones & Company, Inc., News Corporation, Ruby Newco LLC and Diamond Merger Sub Corporation, dated as of July 31, 2007.

10.1	Voting and Support Agreement by and among News Corporation and the signatory stockholders thereto, dated as of July 31, 2007.

10.2	Form of Agreement by and among Dow Jones & Company, Inc., News Corporation and the Special Committee.

99.1	Joint Press Release issued by Dow Jones & Company, Inc. and News Corporation dated July 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

Dated: August 1, 2007

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, by and among Dow Jones & Company, Inc., News Corporation, Ruby Newco LLC and Diamond Merger Sub Corporation, dated as of July 31, 2007.
10.1	Voting and Support Agreement by and among News Corporation and the signatory stockholders thereto, dated as of July 31, 2007.
10.2	Form of Agreement by and among Dow Jones & Company, Inc., News Corporation and the Special Committee.
99.1	Joint Press Release issued by Dow Jones & Company, Inc. and News Corporation dated July 31, 2007.